UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2015

Commission file no. 333-133184-12

Neiman Marcus Group LTD LLC

(Exact name of registrant as specified in its charter)

Delaware	20-3509435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Marcus Square 1618 Main Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of James E. Skinner

Effective June 15, 2015, James E. Skinner, the current Executive Vice President, Chief Operating Officer and Chief Financial Officer of The Neiman Marcus Group LLC (“NMG”), the direct wholly owned subsidiary of Neiman Marcus Group LTD LLC (collectively with its subsidiaries, the “Company”) will move from his current position as Executive Vice President, Chief Operating Officer and Chief Financial Officer of NMG to the position of Vice Chairman of NMG.

Appointment of Donald T. Grimes

On June 1, 2015, the registrant announced that Donald T. Grimes has been appointed as Executive Vice President, Chief Operating Officer and Chief Financial Officer of NMG, effective June 15, 2015.

Mr. Grimes, 52, was previously the Senior Vice President, Chief Financial Officer, Principal Accounting Officer and Treasurer at Wolverine World Wide, Inc., a global branded footwear and apparel corporation.  Prior to joining Wolverine World Wide, Inc. in 2008, Mr. Grimes was Executive Vice President and Chief Financial Officer for Keystone Automotive Operations, Inc.  Prior to Keystone, Mr. Grimes served 15 years with Brown-Forman Corporation where he held a series of senior corporate and divisional finance roles, including Vice President, Beverage Finance for the company’s global beverage business; Vice President, Corporate Planning & Analysis; Chief Financial Officer of Brown-Forman Spirits Americas and Vice President, Corporate Development.  He started his career as a Certified Public Accountant with Coopers & Lybrand (now PricewaterhouseCoopers LLP).  Mr. Grimes holds a Bachelor of Science degree from the University of Louisville and a Master’s in Business Administration from the J.L. Kellogg Graduate School of Management at Northwestern University.

Employment Agreement with Mr. Grimes

In connection with his appointment, Mr. Grimes entered into an employment agreement with NMG, to be effective as of June 15, 2015.  Pursuant to his employment agreement, Mr. Grimes’s annual base salary will be $725,000.  Beginning in NMG’s fiscal year 2016, Mr. Grimes will participate in the company’s annual incentive bonus program with a target bonus of 75% of his base salary, and a maximum bonus of 150% of his base salary, based on the achievement of performance objectives, as determined by the board of directors of NMG’s ultimate parent company (“Parent”).  The actual incentive bonus will be determined according to the terms of the annual incentive bonus program and will be (i) payable based on the achievement of performance objectives, as determined at the discretion of the board of directors of Parent and (ii) subject to Mr. Grimes’s employment through the date bonuses are paid.  Mr. Grimes will also receive a signing bonus of $300,000, subject to prorated repayment if Mr. Grimes’s employment is terminated prior to the first anniversary of his start date.  Mr. Grimes will be eligible to participate in NMG’s relocation policies applicable to senior executives, subject to prorated repayment if Mr. Grimes’s employment is terminated for Cause (as defined in the employment agreement), or if Mr. Grimes resigns his employment or retires prior to the second anniversary of his start date.  Mr. Grimes’s employment agreement includes certain restrictive covenants, including non-competition and non-solicitation restrictions for 18 months following termination of employment, as well as confidentiality and non-disparagement provisions.

If Mr. Grimes’s employment is terminated by NMG for any reason other than for Cause, his Total Disability (each, as defined in his employment agreement) or his death, or Mr. Grimes terminates his employment for Good Reason (as defined in his employment agreement), Mr. Grimes will be entitled to receive, subject to his execution and nonrevocation of a waiver and release agreement, (i) an amount equal to one-and-one-half of his base salary, payable over an 18 month period in accordance with NMG’s regular payroll practices, (ii) a pro-rated bonus, (iii) any earned and unpaid bonus for the year prior to the year of termination, and (iv) if Mr. Grimes is eligible for, and elects to receive, COBRA, NMG will pay Mr. Grimes a monthly amount equal to the COBRA insurance premium for a period of 18 months.

Following his start date, subject to approval of Parent’s board of directors, Mr. Grimes will receive an award of stock options to purchase 11,000 shares of Class A common stock and Class B common stock of Parent (together, a “Common Stock Unit”), pursuant to Parent’s Management Equity Incentive Plan, with an exercise price equal to the fair market value of a Common Stock Unit on the date of grant.

Amended and Restated Employment Agreement with Mr. Skinner

In connection with his move to Vice Chairman of NMG, Mr. Skinner entered into an amended and restated employment agreement with NMG, to be effective as of June 15, 2015.  The term of this amended and restated employment agreement ends on February 1, 2016.  Effective August 1, 2015, Mr. Skinner’s base salary for the period between August 1, 2015 and February 1, 2016 will be $250,000. For NMG’s fiscal year 2016, Mr. Skinner will participate in NMG’s annual incentive bonus program with a target bonus of 40% of his base salary for the period between August 1, 2015 and February 1, 2016. The actual incentive bonus will be determined according to the terms of the annual incentive bonus program and will be (i) payable based on the achievement of performance objectives, as determined at the discretion of the board of directors of Parent and (ii) subject to Mr. Skinner’s employment through February 1, 2016.

If Mr. Skinner’s employment terminates for any reason other than for Cause (as defined in the employment agreement), Mr. Skinner will be entitled to receive, subject to his execution and nonrevocation of a waiver and release agreement, (i) $595,000, payable in installments as set forth in the employment agreement, and (ii) a lump sum equal to $1,169,763.  If Mr. Skinner’s employment is terminated by NMG without Cause prior to the end of the term, Mr. Skinner will also receive a target bonus for fiscal year 2016.  Mr. Skinner is subject to provisions regarding non-competition and non-solicitation of employees for 18 months following the termination of his employment for any reason, confidential information and non-disparagement of NMG and NMG’s business.

On November 5, 2013, Mr. Skinner was previously awarded options to purchase 5,827 Common Stock Units with time-based vesting criteria and 5,827 Common Stock Units with performance-based vesting criteria, in each case, pursuant to Parent’s Management Equity Incentive Plan.  All 5,827 stock options to purchase Common Stock Units with performance-vesting criteria, and 2,331 options to purchase Common Stock Units with time-vesting criteria were cancelled by NMG’s compensation committee of the board of directors. Additionally, the remaining unvested 1,165 options to purchase Common Stock Units with time-vesting criteria will now vest on the earliest to occur of (i) February 1, 2016 subject to Mr. Skinner’s continued employment through such date or (ii) Mr. Skinner’s termination of employment by NMG without Cause.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of Messrs. Grimes’s and Skinner’s employment agreements, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of NMG’s press release announcing the foregoing matters is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)                               Exhibits:

Exhibit Number	Description
10.1	Employment Agreement between Neiman Marcus Group LLC and Donald T. Grimes effective as of June 15, 2015

10.2	Amended & Restated Employment Agreement between Neiman Marcus Group LLC and James E. Skinner effective as of June 15, 2015

99.1	Press Release, dated June 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD LLC

Date: June 3, 2015	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between Neiman Marcus Group LLC and Donald T. Grimes effective as of June 15, 2015

10.2	Amended & Restated Employment Agreement between Neiman Marcus Group LLC and James E. Skinner effective as of June 15, 2015

99.1	Press Release, dated June 1, 2015